As filed with the Securities and Exchange Commission on October 10, 2018

Registration No. 333-227219

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

 (Pre-Effective Amendment No. 2)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	26-3062661
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(855) 447-6967

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Derek Peterson

Chief Executive Officer

Terra Tech Corp.

2040 Main Street, Suite 225

Irvine, California 92614

(855) 447-6967

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Copies to:

Randolf W. Katz, Esq.

Baker & Hostetler LLP

600 Anton Boulevard, Suite 900

Costa Mesa, California 92626-7221

Telephone: (714) 966-8807

Facsimile: (714) 966-8802

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.

The sole purpose of this Pre-effective Amendment No. 2 to the Registration Statement on Form S-3 of Terra Tech Corp. is to file updated exhibits nos. 23.1 and 23.2.  Except in respect of such filed exhibits and the dates reflected on the cover pages hereof and the preliminary prospectus contained herein, none of the information disclosed in the issuer’s Pre-effective Amendment No. 1 to its Registration Statement on Form S-3, filed with the Securities and Exchange Commission on October 5, 2018, is hereby modified.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED October 10 , 2018

PROSPECTUS

TERRA TECH CORP.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, shares of our common stock, par value $0.001 per share (our “Common Stock”), shares of our preferred stock, par value $0.001 per share (our “Preferred Stock”), debt securities, warrants, rights, or purchase contracts, either individually or in units, with a total value of up to $100,000,000.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which these securities may be offered. Each time we sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered. The prospectus supplement will also contain information, where appropriate, about material United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update, or change the information in this prospectus. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest in any of the securities being offered.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by us, or to or through underwriters or dealers, on a continued or delayed basis. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission, or discount arrangement with, between, or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The offering price of such securities and the net proceeds that we expect to receive from such sale will also be set forth in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” in this prospectus.

Our Common Stock is quoted on the OTC Markets Group, Inc.’s OTCQX tier under the symbol “TRTC.” On October 2, 2018, the closing bid price of our Common Stock was $1.94 per share. As of the date of this prospectus, none of the other securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. Prior to investing in our securities, you should review carefully the risks and uncertainties that we have described on page 8 of this prospectus under the heading “Risk Factors,” the applicable risks contained in the applicable prospectus supplement, as well as the risk factors set forth in our most recently filed Annual Report on Form 10-K and in our periodic reports and other information filed with the Securities and Exchange Commission (the “SEC”).

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2018.

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 TERRA TECH CORP.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Purchase Contracts

Units

PROSPECTUS

The date of this prospectus is _______, 2018.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities will be borne by us. All amounts are estimates except the SEC registration fee.

Amount to be paid*
SEC Registration Fee	$12,450
Accounting Fees and Expenses	5,000
Legal Fees and Expenses	10,000
Printing expenses	5,000
Transfer Agent and Registrar Fees	5,000
Miscellaneous expenses	5,000
Total	$42,450

_________________

*

Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The amounts shown are estimates of expenses payable by us in connection with the filing of this registration statement and one offering of securities hereunder, but do not limit the amount of securities that may be offered.

Item 15. Indemnification of Directors and Officers.

Chapter 78 of the NRS provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged, after exhaustion of all appeals, to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles of Incorporation and Bylaws provide that we may indemnify our officers, directors, employees, agents, and any other persons to the maximum extent permitted by the NRS.

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Item 16. Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement**

2.1

Agreement and Plan of Merger dated February 9, 2012, by and among Terra Tech Corp., a Nevada corporation, TT Acquisitions, Inc., a Nevada corporation, and GrowOp Technology Ltd., a Nevada corporation, which was filed as Exhibit 2.1 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on February 10, 2012, and is incorporated herein by reference thereto.

2.2	Articles of Merger, which was filed as Exhibit 2.2 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on February 10, 2012, and is incorporated herein by reference thereto.

2.3

Share Exchange Agreement, dated April 24, 2013, by and among the Terra Tech Corp., a Nevada corporation, Edible Garden Corp., a Nevada corporation, and the holders of common stock of Edible Garden Corp., which was filed as Exhibit 2.1 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on May 6, 2013, and is incorporated herein by reference thereto.

2.4

Form of Articles of Share Exchange, which was filed as Exhibit 2.2 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on May 6, 2013, and is incorporated herein by reference thereto.

2.5

Agreement and Plan of Merger dated December 23, 2015, by and among Terra Tech Corp., a Nevada corporation, Generic Merger Sub, Inc., a California corporation, and Black Oak Gallery, a California corporation, which was filed as Exhibit 2.5 to our Annual Report on Form 10-K (File No. 000-54258), filed with the SEC on March 29, 2016, and is incorporated herein by reference thereto.

2.6

First Amendment to Agreement and Plan of Merger dated February 29, 2016, by and among Terra Tech Corp., a Nevada corporation, Generic Merger Sub, Inc., a California corporation, and Black Oak Gallery, a California corporation, which was filed as Exhibit 2.6 to our Annual Report on Form 10-K (File No. 000-54258), filed with the SEC on March 29, 2016, and is incorporated herein by reference thereto.

2.7

Form of Agreement of Merger dated March 31, 2016, by and among Generic Merger Sub, Inc., a California corporation and Black Oak Gallery, a California corporation, which was filed as Exhibit 2.7 to our Annual Report on Form 10-K (File No. 000-54258), filed with the SEC on March 29, 2016, and is incorporated herein by reference thereto.

3.1

Articles of Incorporation dated July 22, 2008, which was filed as Exhibit 3.1 to our Registration Statement on Form S-1 (File No. 333-156421), filed with the SEC on December 23, 2008, and is incorporated herein by reference thereto.

3.2

Certificate of Amendment dated July 8, 2011, which was filed as Exhibit 3.1.2 to our Registration Statement on Form S-1 (File No. 333-191954), filed with the SEC on October 28, 2013, and is incorporated herein by reference thereto.

3.3

Certificate of Change dated July 8, 2011, which was filed as Exhibit 3.1.3 to our Registration Statement on Form S-1 (File No. 333-191954), filed with the SEC on October 28, 2013, and is incorporated herein by reference thereto.

3.4

Certificate of Amendment dated January 27, 2012, which was filed as Exhibit 3.1 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on February 10, 2012, and is incorporated herein by reference thereto.

3.5	Bylaws, which was filed as Exhibit 3.2 to our Registration Statement on Form S-1 (File No. 333-156421), filed with the SEC on December 23, 2008, and is incorporated herein by reference thereto.

3.6

Form of Amended and Restated Articles of Incorporation of Black Oak Gallery, a California corporation, which was filed as Exhibit 3.6 to our Annual Report on Form 10-K (File No. 000-54258), filed with the SEC on March 29, 2016, and is incorporated herein by reference thereto.

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3.7

Certificate of Amendment to Certificate of Designation of Series B Preferred Stock, dated September 27, 2016, which was filed as Exhibit 3.7 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on September 28, 2016, and is incorporated herein by reference thereto.

3.8

Certificate of Amendment to Articles of Incorporation, dated September 26, 2016, which was filed as Exhibit 3.8 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on September 28, 2016, and is incorporated herein by reference thereto.

3.9

Certificate of Amendment to Certificate of Designation of Series B Preferred Stock, dated October 3, 2016, which was filed as Exhibit 3.9 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on October 7, 2016, and is incorporated herein by reference thereto.

3.10

Certificate of Amendment to Certificate of Designation of Series B Preferred Stock, dated July 26, 2017, which was filed as Exhibit 3.14 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on July 27, 2017, and is incorporated herein by reference thereto.

3.11

Certificate of Designation for Series A Preferred Stock, which was filed as Exhibit 3.2 to our Current Report on Form 8-K/A (File No. 000-54258), filed with the SEC on April 19, 2012, and is incorporated herein by reference thereto.

3.12

Amended and Restated Certificate of Designation for Series B Preferred Stock, which was filed as Exhibit 4.2 to our Annual Report on Form 10-K (File No. 000-54258), filed with the SEC on March 29, 2016, and is incorporated herein by reference thereto.

3.13

Amendment to Bylaws, dated June 20, 2018, which was filed as Exhibit 3.1 to our Quarterly Report on Form 10-Q (File No. 000-54258), filed with the SEC on August 9, 2018, and is incorporated herein by reference thereto.

4.1

Form of Common Stock Purchase Warrant, which was filed as Exhibit 4.4 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on March 2, 2015, and is incorporated herein by reference thereto.

4.2

Form of Common Stock Purchase Warrant, which was filed as Exhibit 4.10 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on June 1, 2016, and is incorporated herein by reference thereto.

4.3

NuLeaf Sparks Cultivation, LLC Convertible Promissory Note, which was filed as Exhibit 4.15 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on November 1, 2017, and is incorporated herein by reference thereto.

4.4

NuLeaf Reno Production, LLC Convertible Promissory Note, which was filed as Exhibit 4.15 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on November 1, 2017, and is incorporated herein by reference thereto.

4.5

Form of Secured Promissory Note, which was filed as Exhibit 4.18 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on November 24, 2017, and is incorporated herein by reference thereto.

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4.6

Form of Secured Promissory Note, which was filed as Exhibit 4.20 to our Current Report on Form 8-K (File No. 000-54258), filed with the SEC on January 19, 2018, and is incorporated herein by reference thereto.

4.7	Form of 7.5% Senior Convertible Promissory Note, which was filed as Exhibit 4.48 to our Current Report on Form 8-K filed with the SEC on June 8, 2018, and is incorporated herein by reference.

4.8	Form of 7.5% Senior Convertible Promissory Note, which was filed as Exhibit 4.50 to our Current Report on Form 8-K filed with the SEC on July 26, 2018, and is incorporated herein by reference.

4.9	Copy of Specimen Common Stock Certificate**

4.10	Form of Senior Indenture**

4.11	Form of Subordinated Indenture**

4.12	Form of Debt Security**

4.13	Form of Preferred Stock Certificate**

4.14	Form of Certificate of Designations**

4.15	Form of Warrant Agreement**

4.16	Form of Warrant Certificate**

4.17	Form of Rights Agreement and Right Certificate**

4.18	Form of Purchase Contract Agreement**

4.19	Form of Unit Agreement and Unit Certificate**

4.20	Form of Indenture***

4.21	Form of 7.5% Senior Convertible Promissory Note, which was filed as Exhibit 4.48 to our Current Report on Form 8-K filed with the SEC on September 7, 2018, and is incorporated herein by reference.

5.1	Opinion of Baker & Hostetler LLP ***

23.1	Consent of Macias Gini & O’Connell LLP*

23.2	Consent of Benjamin & Young, LLP*

23.3	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)***

24.1	Power of Attorney (included on the signature page hereto)

________________

Notes

*	Filed herewith
**	To be filed by amendment with a prospectus supplement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference
***	Previously filed

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 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on October 10, 2018.

TERRA TECH CORP.

By:	/s/ Derek Peterson
Derek Peterson
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael James
Michael James
Chief Financial Officer (Principal Accounting Officer and Principal Financial Officer)

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SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Derek Peterson and Michael A. Nahass, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all additional registration statements relating to the Registration Statement and filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Derek Peterson	Chief Executive Officer	October 10, 2018
Derek Peterson	(Principal Executive Officer)

/s/ Michael A. Nahass by Derek Peterson, Attorney-In-Fact	President, Chief Operating Officer, Secretary, Treasurer and Director	October 10, 2018
Michael A. Nahass

/s/ Alan Gladstone by Derek Peterson, Attorney-In-Fact	Director	October 10, 2018
Alan Gladstone

/s/ Michael James by Derek Peterson, Attorney-In-Fact	Chief Financial Officer	October 10, 2018
Michael James	(Principal Accounting Officer and Principal Financial Officer)

/s/ Steven J. Ross by Derek Peterson, Attorney-In-Fact	Director	October 10, 2018
Steven J. Ross

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